EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)
In connection with this Quarterly Report of ChromaDex Corporation (the “Company”) on Form 10−Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert N. Fried, Chief Executive Officer of the Company, and Brianna L. Gerber, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2022	/s/ ROBERT N. FRIED
Robert N. Fried
Chief Executive Officer

/s/ BRIANNA L. GERBER
Brianna L. Gerber
SVP, Finance / Interim Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.